Exhibit 10.17

DEMAND MEDIA INC. 2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK PURCHASE AGREEMENT

This restricted stock purchase agreement (the “Agreement”) is made between Charles Hilliard (together with any permitted transferee, “Purchaser”) and Demand Media, Inc. (the “Company”), as of June 1, 2007, pursuant to and subject to the terms and conditions of the Company’s 2006 Equity Incentive Plan (the “Plan”).

RECITALS

WHEREAS, the Company maintains the Plan, pursuant to which the Company desires to issue to Purchaser certain shares of common stock, par value $.0001 per share, of the Company (the “Restricted Stock”) on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants the Restricted Stock designated in Section 1 below to Purchaser subject to the terms, conditions and restrictions set forth herein. Capitalized terms used herein and not defined shall have the meanings provided in the Plan.

1.             Grant of Stock; Lapse of Restrictions.

(a)                     Subject to the Repurchase Option (as defined in Section 2 below) and all other terms, conditions and restrictions contained in this Agreement and the Plan and Purchaser’s execution of a joinder to that certain Amended and Restated Stockholders’ Agreement among the Company and certain of its stockholders, dated as of September 27, 2006 (as may be amended from time to time, the “Stockholders’ Agreement”), the Company hereby grants to Purchaser 1,750,000 shares of Restricted Stock (the “Shares”). The purchase price to be paid by Purchaser to the Company for the Shares shall be $.0001 per Share. The Shares shall vest and cease to be subject to the Repurchase Option in accordance with the provisions of Section l(b) below (each such Share, which, from time to time, continues to be subject to the Repurchase Option, an “Unvested Share”):

(b)                    The “Vesting Condition” shall be waived and deemed satisfied (i) upon grant with respect to 127,604 Shares, (ii) with respect to 36,458 Shares, on each monthly anniversary of the Start Date (as defined in the employment agreement, dated May 9, 2007, between Purchaser and the Company (the “Employment Agreement”)) until February 1, 2011 and (iii) with respect to the remaining 18,244 Shares, on February 15, 2011, provided that Purchaser continues to be a Service Provider on each such date, provided further, that (i) if Purchaser’s employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement), by Purchaser for Good Reason (as defined in the

Employment Agreement) or due to Purchaser’s death or Disability (as defined in the Employment Agreement), then the Vesting Condition shall be waived and deemed satisfied with respect to four hundred thirty-seven thousand, five hundred (437,500) Shares immediately prior to any such termination, and (ii) upon the occurrence of a Change of Control Vesting Date (as defined in the Employment Agreement), the Vesting Condition shall be waived and deemed satisfied with respect to all of the Shares immediately prior to such Change of Control Vesting Date, except that, notwithstanding the foregoing, if a Subject Transaction (as defined in the Employment Agreement) that is consummated within 6 months of the Start Date constitutes a Change of Control and results in the accelerated vesting and lapsing of restrictions applicable to less than all of the shares granted under the Restricted Stock Purchase Agreement between the Company and Richard Rosenblatt, dated April 18, 2006 (the “Founder’s Grant”), then the Vesting Condition shall instead be waived and deemed satisfied on the Change of Control Vesting Date with respect to a number of Shares equal to the product of (A) the number of Unvested Shares immediately prior to the Change of Control Vesting Date, times (B) a fraction, the numerator of which equals the number of shares that vest and cease to be subject to restrictions under the Founder’s Grant as a result of such Change of Control, and the denominator of which equals the number of shares that remained unvested under the Founder’s Grant immediately prior to such accelerated vesting (each date on which the Vesting Condition is waived and deemed satisfied in accordance with this Section 1(b), a “Vesting Date”).

2.             Repurchase Option.

(a)                     If Purchaser’s employment terminates for any reason prior to such time as the Vesting Condition shall be satisfied with respect to all Shares (after taking into account any acceleration of the Vesting Condition with respect to such Shares), the Company shall, for a period of ninety (90) days following the earlier to occur of (i) the six-month anniversary of the date on which Purchaser’s employment terminates, or (ii) the consummation of a Change of Control (as defined in the Employment Agreement), have the right and option to purchase from Purchaser or Purchaser’s personal representative, as the case may be, any or all Shares that have not satisfied the Vesting Condition as of such applicable date at a per Share purchase price equal to the original per Share purchase price paid by Purchaser (collectively, the “Repurchase Option”).

(b)                    The Company may exercise the Repurchase Option by delivering personally or by registered mail, to Purchaser (or Purchaser’s legal representative, as the case may be), a notice in writing indicating the Company’s intention to exercise the Repurchase Option and setting forth a date for closing not later than sixty (60) days from the mailing of such notice. The closing of any purchase pursuant to the Repurchase Option shall take place at the Company’s office. At such closing, the holder of the certificates of Shares being transferred pursuant to the exercise of the Repurchase Option shall deliver the share certificate or certificates evidencing such Shares, and the Company shall deliver the purchase price specified in Section 2(a) therefor.

(c)                     At its option, the Company may elect to make payment for any Shares it acquires upon exercise of the Repurchase Option at a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Purchaser stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office.

3.             Stockholders’ Agreement; Transfer Restrictions. Purchaser hereby agrees that, as a condition to the purchase of the Shares, (i) he shall execute and be bound by the terms of the Stockholders’ Agreement (in addition to the terms and conditions of this Agreement and the Plan), and (ii) he shall not, for as long as the Shares remain Unvested Shares, sell, transfer, dispose of, hypothecate, pledge or otherwise encumber the Shares. The transfer or sale of any of the Shares shall further be subject to any restrictions imposed under any applicable state or federal securities laws. Notwithstanding the foregoing, Purchaser may transfer any Shares to any one or more Permitted Transferees (as such term is defined in the Plan), subject to the restrictions set forth in Section 11 of the Plan. Any Permitted Transferee shall hold the Shares subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

4.             Escrow.

(a)                     Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Shares as to which a Repurchase Option has been exercised from Purchaser to the Company.

(b)                    To insure the availability for delivery of the Shares upon the Company’s exercise of the Repurchase Option, Purchaser hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such shares of Restricted Stock, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing any and all Unvested Shares, together with the stock assignment duly endorsed in blank. The share certificates representing the Unvested Shares and the stock assignment shall be held by the Secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit A hereto, until the first to occur of (i) the Company’s exercise of its Repurchase Option with respect to any such Shares, (ii) the date on which such Shares cease to be Unvested Shares, or (iii) this Agreement ceasing to be in effect. Promptly following the date on which any Shares cease to be Unvested Shares, the escrow agent shall deliver to Purchaser the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, that the escrow agent shall nevertheless retain such certificate or certificates if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c)                     The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

5.             Rights as Stockholder. Except as otherwise provided herein, upon delivery of the Shares to the escrow holder pursuant to Section 4, Purchaser shall have all the rights of a stockholder with respect to said Shares, subject to the Repurchase Option and any other restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

6.             Legends. The share certificate(s) evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend, or such other legend as the Company may deem necessary or advisable, in its sole discretion (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS, RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK

PURCHASE AGREEMENT AND/OR A STOCKHOLDER AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH REPURCHASE RIGHTS, TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

7.             Securities Law Representations. Purchaser shall, as a condition to and concurrently with this grant of Restricted Stock, deliver to the Company its Investment Representation Statement in the form attached hereto as Exhibit B.

8.             Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

9.             Tax Representations. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that no action or representation by the Company shall be construed as the giving of tax advice and Purchaser is not relying on the Company for any tax advice. Purchaser understands that Purchaser will recognize ordinary income for federal income tax purposes under Section 83 of the Code as and when the restrictions on the Shares lapse. In this context, “restriction” includes the Repurchase Option set forth in Section 2(a) above. Participant understands that Participant may elect to be taxed for federal income tax purposes at the time the Shares are purchased rather than as and when the Repurchase Option lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. A form of election under Section 83(b) of the Code is attached to the Grant Notice as Exhibit C. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

10.           Governing Law; Severability. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California without reference to any choice of law provisions thereof that would result in the application of any law other than the law of the State of California. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

11.           No Right to Continue as Service Provider. Nothing in the Plan or in this Agreement shall confer upon Purchaser any right to continue as a Service Provider, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge Purchaser at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between Purchaser and the Company.

12.           Conformity to Securities Laws. Purchaser acknowledges that this Agreement is intended to conform to the extent necessary with all applicable federal and state securities laws and regulations. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Purchaser represents that he has read this Agreement and the Plan and is familiar with their terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Agreement.

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

DEMAND MEDIA, INC.

By:	/s/ Richard Rosenblatt
Name: Richard Rosenblatt
Title: Chairman and CEO

PURCHASER

/s/ Charles Hilliard
Charles Hilliard

EXHIBIT A

JOINT ESCROW INSTRUCTIONS

June 1, 2007

Corporate Secretary
Demand Media, Inc.
1454 Third Street Promenade
Santa Monica, CA 90401

Dear Shawn:

As Escrow Agent for both Demand Media, Inc. (together with any assignee of the “Company”) and the undersigned purchaser of common stock of the Company (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the “Agreement”) between the Company and Purchaser, dated June 1, 2007 in accordance with the following instructions:

1.             In the event the Company exercises a Repurchase Option as provided in the Agreement, the Company shall give to you and Purchaser a written notice specifying the number of shares to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.             At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares being purchased pursuant to the exercise of the Company’s Repurchase Option.

3.             Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this Section 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the shares are held by you.

4.             Following each Vesting Date, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement that cease to be subject to a Company Repurchase Option.

5.             If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6.             Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.             You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.             You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.             You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.           You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

11.           You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.           Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13.           If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.           It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.           Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto.

COMPANY:	Demand Media, Inc. 1454 Third Street Promenade Santa Monica, CA 90401

PURCHASER:	Charles Hilliard 2112 Marshbrook Road Thousand Oaks, CA 91361

ESCROW AGENT:	Corporate Secretary Demand Media, Inc. 1454 Third Street Promenade Santa Monica, CA 90401

16.           By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.           This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18.           These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding that body of law pertaining to conflicts of law.

DEMAND MEDIA, INC.

By:	/s/ Shawn Colo
Name: Shawn Colo
Title: Secretary

PURCHASER:

/s/ Charles Hilliard
Charles Hilliard

Escrow Agent:

/s/ Shawn Colo
Shawn Colo

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:

COMPANY	:	DEMAND MEDIA, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:

In connection with the purchase of the above-listed securities (the “Securities”), the undersigned Purchaser represents to the Company the following:

1.                          Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is acquiring these Securities for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2.                          Purchaser acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. Purchaser further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Securities. Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

3.                          Purchaser is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

4.                          In the event that the Company does not qualify under Rule 701 at the time of purchase of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two (2) years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

5.                          Purchaser further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Purchaser understands that no assurances can be given that any such other registration exemption will be available in such event.

6.                          Purchaser understands and acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations and Purchaser hereby consents to such reliance.

Signature of Purchaser:

/s/ Charles Hilliard
Name: Charles Hilliard

Date: June 1, 2007